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                                                               EXHIBIT 23(j)(2)

                        Consent of Independent Auditors

The Board of Trustees and Shareholders of
The Commerce Funds:

We consent to the use of our report dated December 16, 1999, incorporated herein by reference and to the references to our firm under the headings "Financial Highlights" in the prospectuses and "Independent Auditors" and "Financial Statements" in the statement of additional information.

                                                        /s/ KPMG LLP
                                                        KPMG LLP

Kansas City, Missouri
February 22, 2000